EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies in his capacity as Chief Executive Officer of Belcrest Capital Fund LLC (the Fund), that based on his knowledge:

(a)                     the Annual Report of the Fund on Form 10-K for the year ended December 31, 2007 (the Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)                    the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.

Date: February 29, 2008

/s/ Thomas E. Faust Jr.
Thomas E. Faust Jr. Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.